Exhibit 5(a)

January 13, 2014

The Board of Directors

Legg Mason, Inc.

100 International Drive

Baltimore, Maryland 21202

Ladies and Gentlemen:

You have requested me, as Executive Vice President and General Counsel of Legg Mason, Inc. (the “Company”), to render my opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Commission relating to the offering from time to time pursuant to Rule 415 under the Securities Act of an indeterminate amount of the Company’s debt securities (“Debt Securities”), as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus and as shall be designated by the Company at the time of the applicable offering.

The Debt Securities will be issued in one or more series and may be either senior debt securities (the “Senior Debt Securities”) issued pursuant to an indenture (the “Senior Indenture”) to be entered into between the Company and The Bank of New York Mellon, as trustee (the “Senior Trustee”), a form of which is filed as an exhibit to the Registration Statement, or subordinated debt securities (the “Subordinated Debt Securities”) issued pursuant to an indenture (the “Subordinated Indenture”) to be entered into between the Company and The Bank of New York Mellon, as trustee (the “Subordinated Trustee”), a form of which is incorporated by reference as an exhibit to the Registration Statement.

In my capacity as Executive Vice President and General Counsel of the Company, I am familiar with the Company’s Articles of Incorporation and By laws, as amended to date, and have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, statutes and other instruments and documents as the basis for the opinions expressed herein. I am familiar with the form of Senior Indenture, the form of the Subordinated Indenture and the form of Debt Securities. In my examinations, I have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to me and the conformity of authentic originals of all documents submitted to me as copies. As to factual matters, I have relied upon the truthfulness of the representations made in certificates of public officials and officers of the Company.

Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Maryland.

2. The Senior Indenture, the Subordinated Indenture and the Debt Securities, when authorized by the Board of Directors of the Company and executed by a duly authorized officer of the Company, will have been duly authorized by the Company.

I am admitted to practice law in the State of Maryland. The opinions set forth herein are limited to matters of the General Corporation Law of the State of Maryland. I am furnishing this opinion solely for your benefit and, as to certain matters of Maryland law, for the benefit of your counsel, Shearman & Sterling LLP. It may not be relied upon by any other person without my express written consent.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the Prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ THOMAS C. MERCHANT
Thomas C. Merchant Executive Vice President and General Counsel

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